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                                                                     Exhibit 4.2

                            DOMINION RESOURCES, INC.
                                     Issuer


                                       TO

                               JPMORGAN CHASE BANK
                  (formerly known as The Chase Manhattan Bank)
                                     Trustee


                            -------------------------


                      Twenty-Second Supplemental Indenture

                            Dated as of July 1, 2003


                            -------------------------


                                  $510,000,000

                        2003 Series F 5.25% Senior Notes

                                    Due 2033

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                               TABLE OF CONTENTS*

                                   ARTICLE I
                        2003 SERIES F 5.25% SENIOR NOTES

SECTION 101.   Establishment ..............................................   1
SECTION 102.   Definitions ................................................   2
SECTION 103.   Payment of Principal and Interest ..........................   4
SECTION 104.   Denominations ..............................................   5
SECTION 105.   Global Securities ..........................................   5
SECTION 106.   Redemption .................................................   6
SECTION 107.   Repayment at the Option of the Holder ......................   7
SECTION 108.   Sinking Fund ...............................................   7
SECTION 109.   Additional Interest ........................................   7
SECTION 110.   Paying Agent ...............................................   7
SECTION 111.   Limitation on Liens ........................................   8

                                   ARTICLE II
                            MISCELLANEOUS PROVISIONS

SECTION 201.   Recitals by Company ........................................  10
SECTION 202.   Ratification and Incorporation of Original Indenture .......  10
SECTION 203.   Executed in Counterparts ...................................  10
SECTION 204.   Assignment .................................................  11

_______________
     * This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

     THIS TWENTY-SECOND SUPPLEMENTAL INDENTURE is made as of the first day of July, 2003, by and between DOMINION RESOURCES, INC., a Virginia corporation, having its principal office at 120 Tredegar Street, Richmond, Virginia 23219 (the "Company"), and JPMORGAN CHASE BANK (formerly known as THE CHASE MANHATTAN
BANK), a New York banking corporation, as Trustee (herein called the "Trustee").

                              W I T N E S S E T H:

     WHEREAS, the Company has heretofore entered into a Senior Indenture, dated as of June 1, 2000 (the "Original Indenture"), as heretofore supplemented and amended, with the Trustee;

     WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as heretofore supplemented and amended and as further supplemented by this Twenty-second Supplemental Indenture, is herein called the "Indenture";

     WHEREAS, under the Original Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

     WHEREAS, the Company proposes to create under the Indenture a series of Securities;

     WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

     WHEREAS, all conditions necessary to authorize the execution and delivery of this Twenty-second Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                    2003 SERIES F 5.25% SENIOR NOTES due 2033

     SECTION 101. Establishment. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company's 2003 Series F 5.25% Senior Notes Due 2033 (the "Series F Senior Notes").

     There are to be authenticated and delivered $510,000,000 principal amount of Series F Senior Notes, and such principal amount of the Series F Senior Notes may be increased from time to time pursuant to Section 301(2) of the Indenture. All Series F Senior Notes need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of additional Series F Senior Notes. Any such additional Series F Senior

Notes will have the same interest rate, maturity and other terms as those initially issued. Further Series F Senior Notes may also be authenticated and delivered as provided by Sections 304, 305, 306, 905, 1107 or 1305 of the Original Indenture.

     The Series F Senior Notes shall be issued in definitive fully registered form without coupons, in substantially the form set out in Exhibit A hereto. The entire initially issued principal amount of the Series F Senior Notes shall initially be evidenced by one or more certificates issued to Cede & Co., as nominee for The Depository Trust Company.

     The form of the Trustee's Certificate of Authentication for the Series F Senior Notes shall be in substantially the form set forth in Exhibit B hereto.

     Each Series F Senior Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

     SECTION 102. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

     "Adjusted Treasury Rate" means, with respect to any Redemption Date: (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or
(ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

     "Business Day" means a day other than (i) a Saturday or a Sunday, (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office is closed for business.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Series F Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Series F Senior Notes ("Remaining Life").

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     "Comparable Treasury Price" means (i) the average of five Reference
Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

     "Independent Investment Banker" means any of UBS Securities LLC and Wachovia Capital Markets, LLC and their successors, or if such firm is unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Company.

     "Interest Payment Dates" means February 1 and August 1 of each year, commencing on February 1, 2004.

     "Lien" means any mortgage, lien, pledge, security interest or other encumbrance of any kind.

     "Material Subsidiary" means a Subsidiary of the Company whose total assets (as determined in accordance with GAAP) represent at least 20% of the total assets of the Company on a consolidated basis.

     "Original Issue Date" means July 24, 2003.

     "Outstanding", when used with respect to the Series F Senior Notes, means, as of the date of determination, all Series F Senior Notes, theretofore authenticated and delivered under the Indenture, except:

          (i) Series F Senior Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Series F Senior Notes for whose payment at Maturity the necessary amount of money or money's worth has been theretofore deposited (other than pursuant to Section 402 of the Original Indenture) with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Series F Senior Notes provided that, if such Series F Senior Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Original Indenture or provision therefor satisfactory to the Trustee has been made;

          (iii) Series F Senior Notes with respect to which the Company has effected defeasance or covenant defeasance has been effected pursuant to Section 402 of the Original Indenture; and

          (iv) Series F Senior Notes that have been paid pursuant to Section 306 of the Original Indenture or in exchange for or in lieu of which other Series F Senior Notes have been authenticated and delivered pursuant to the Indenture, other than any such Series F Senior Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Series F Senior Notes are held by a bona fide purchaser in whose hands such Series F Senior Notes are valid obligations of the Company; provided, however, that in determining

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whether the Holders of the requisite principal amount of Outstanding Series F
Senior Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders of Series F Senior Notes for quorum purposes, Series F Senior Notes owned by the Company or any other obligor upon the Series F Senior Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Series F Senior Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Series F Senior Notes so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (A) the pledgee's right so to act with respect to such Series F Senior Notes and (B) that the pledgee is not the Company or any other obligor upon the Series F Senior Notes or an Affiliate of the Company or such other obligor.

         "Principal Property" means any plant or facility of the Company located in the United States that in the opinion of the Board of Directors or management of the Company is of material importance to the business conducted by the Company and its consolidated Subsidiaries taken as whole.

          "Reference Treasury Dealer" means: (i) UBS Securities LLC and its successors as selected by the Company; provided that, if it or its successors ceases to be a primary U.S. Government securities dealer in the United States (a "Primary Treasury Dealer"), the Company shall substitute another Primary Treasury Dealer; and (ii) up to four other Primary Treasury Dealers selected by the Company.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

         "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the Business Day preceding such Interest Payment Date; provided, that with respect to Series F Senior Notes that are not represented by one or more Global Securities, the Regular Record Date shall be the close of business on the 15th calendar day (whether or not a Business Day) preceding such Interest Payment Date.

         "Repayment Date" means August 1, 2015.

         "Repayment Price" has the meaning specified in Section 107.

         "Stated Maturity" means August 1, 2033.

         SECTION 103. Payment of Principal and Interest. The principal of the Series F Senior Notes shall be due at the Stated Maturity (unless earlier redeemed or repurchased). The unpaid principal amount of the Series F Senior Notes shall bear interest at the rate of 5.25% per annum until paid or duly provided for, such interest to accrue from the Original Issue Date or from the most recent

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Interest Payment Date to which interest has been paid or duly provided for.
Interest shall be paid semi-annually in arrears on each Interest Payment Date to the Person in whose name the Series F Senior Notes are registered on the Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity of principal as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Series F Senior Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee (in accordance with Section 307 of the Original Indenture), notice whereof shall be given to Holders of the Series F Senior Notes not less than ten
(10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series F Senior Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

         Payments of interest on the Series F Senior Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series F Senior Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series F Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.

         Payment of the principal and interest on the Series F Senior Notes shall be made at the office of the Paying Agent in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment of interest that is due at the Stated Maturity of any Series F Senior Notes being made upon surrender of such Series F Senior Notes to the Paying Agent. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto. In the event that any date on which principal and interest is payable on the Series F Senior Notes is not a Business Day, then payment of the principal and interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.

         SECTION 104. Denominations. The Series F Senior Notes may be issued in denominations of $1,000, or any integral multiple thereof.

         SECTION 105. Global Securities. The Series F Senior Notes will be issued initially in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Series F Senior Notes represented by such Global Securities will not be exchangeable for, and will not otherwise be issuable as, Series F Senior Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

         Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Series F Senior Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee or except as described below. The rights of Holders of such Global Security shall be exercised only through the Depositary.

         A Global Security shall be exchangeable for Series F Senior Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company within 90 days of receipt by the Company of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company within 90 days after it becomes aware of such cessation, or (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series F Senior Notes registered in such names as the Depositary shall direct.

         SECTION 106. Redemption. The Series F Senior Notes are redeemable, in whole or in part, at any time, and at the option of the Company, at a Redemption Price equal to the greater of:

         (i) 100% of the principal amount of Series F Senior Notes then Outstanding to be so redeemed, or

         (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus twenty-five basis points, as calculated by an Independent Investment Banker, plus, in either of the above cases, accrued and unpaid interest thereon to the Redemption Date.

         Unless the Company defaults in the payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Series F Senior Notes or portions thereof called for redemption.

         The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

         In the event of the redemption of the Series F Senior Notes in part only, a new Series F Senior Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon surrender thereof.

         Notice of redemption shall be given as provided in Section 1104 of the Original Indenture.

         SECTION 107. Repayment at the Option of the Holder. Each Holder of Series F Senior Notes will have the right to require the Company to repurchase all or any portion of Series F Senior Notes held by the Holder on the Repayment Date, at a purchase price equal to 100% of the principal amount of the Series F Senior Notes tendered by such Holder (the "Repayment Price").

         On and after the Repayment Date, interest will cease to accrue on any Series F Senior Notes or portions thereof tendered for repayment.

         A Holder's exercise of the repayment option will be irrevocable, unless waived by the Company.

         In order for any Series F Senior Note to be repaid at the option of the Holder, the Trustee must receive, at its Corporate Trust Office, not more than 60 days nor less than 45 calendar days prior to the Repayment Date, the items referred to in clause (1) or (2) of Section 1303 of the Original Indenture.

         If the principal amount of any Series F Senior Note surrendered for repayment is not so repaid upon surrender thereof, such principal amount shall, until paid, bear interest from the Repayment Date at a rate of 5.25%.

         Upon surrender of any Series F Senior Note which is to be repaid in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Series F Senior Note, without service charge and at the expense of the Company, a new Series F Senior Note in an aggregate principal amount equal to the portion of the principal amount of such Series F Senior Note so surrendered which is not to be repaid.

         Except as provided in this Section 107, the repayment option established hereby shall be subject to the provisions of Article XIII of the Orginal Indenture.

         SECTION 108. Sinking Fund. The Series F Senior Notes shall not have a sinking fund.

         SECTION 109. Additional Interest. Any principal of and installment of interest on the Series F Senior Notes that is overdue shall bear interest at the rate of 5.25% (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

         SECTION 110. Paying Agent. The Trustee shall initially serve as Paying Agent with respect to the Series F Senior Notes, with the Place of Payment initially being the Corporate Trust Office of the Trustee.

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         SECTION 111.    Limitation on Liens. The Company will not, while any
of the Series F Senior Notes remain Outstanding, create, or suffer to be created or to exist, any Lien upon any Principal Property of the Company or upon any shares of stock of any Material Subsidiary of the Company, whether such Principal Property is, or shares of stock are, now owned or hereafter acquired, to secure any indebtedness for borrowed money of the Company, unless it shall make effective provision whereby the Series F Senior Notes then Outstanding shall be secured by such Lien equally and ratably with any and all indebtedness for borrowed money thereby secured so long as any such indebtedness shall be so secured; provided, however, that nothing in this Section shall be construed to prevent the Company from creating, or from suffering to be created or to exist, any Liens, or any agreements, with respect to:

         (1) purchase money mortgages, or other purchase money liens, pledges, security interests or encumbrances of any kind upon property hereafter acquired by the Company, or Liens of any kind existing on any property or any shares of stock at the time of the acquisition thereof (including Liens which exist on any property or any shares of stock of a Person which is consolidated with or merged with or into the Company or which transfers or leases all or substantially all of its properties to the Company), or conditional sales agreements or other title retention agreements and leases in the nature of title retention agreements with respect to any property hereafter acquired; provided, however, that no such Lien shall extend to or cover any other property of the Company;

         (2) Liens upon any property of the Company or any shares of stock of any Material Subsidiary of the Company existing as of the date of the initial issuance of the Series F Senior Notes or upon the shares of stock of any corporation, which Liens existed at the time such corporation became a Material Subsidiary of the Company; liens for taxes or assessments or other governmental charges or levies; pledges to secure other governmental charges or levies; pledges or deposits to secure obligations under worker's compensation laws, unemployment insurance and other social security legislation, including liens of judgments thereunder which are not currently dischargeable; pledges or deposits to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases to which the Company is a party; pledges or deposits to secure public or statutory obligations of the Company; builders', materialmen's, mechanics', carriers', warehousemen's, workers', repairmen's, operators', landlords' or other like liens in the ordinary course of business, or deposits to obtain the release of such liens; pledges or deposits to secure, or in lieu of, surety, stay, appeal, indemnity, customs, performance or return-of-money bonds; other pledges or deposits for similar purposes in the ordinary course of business; liens created by or resulting from any litigation or proceeding which at the time is being contested in good faith by appropriate proceedings; liens incurred in connection with the issuance of bankers' acceptances and lines of credit, bankers' liens or rights of offset and any security given in the ordinary course of business to banks or others to secure any indebtedness payable on demand or maturing within 12 months of the date that such indebtedness is originally incurred; liens incurred in connection with repurchase, swap or other similar agreements (including, without limitation, commodity price, currency exchange and interest rate protection agreements); leases made, or existing on property acquired, in the ordinary course of business; liens securing industrial revenue or pollution control bonds; liens, pledges, security interests or other encumbrances on any property arising in connection with any defeasance, covenant defeasance or in-substance defeasance of indebtedness of the Company, including the Series F Senior Notes; liens created in connection with, and created to secure, a non-recourse obligation; zoning restrictions, easements, licenses, rights-of-way, restrictions on the use of property or minor irregularities in title thereto, which do not, in the opinion of the Company, materially impair the use of such property in the operation of the business of the Company or the value of such property for the purpose of such business;

     (3) Liens in favor of the United States (or any State), any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages, including, without limitation, mortgages to secure indebtedness of the pollution control or industrial revenue bond type;

     (4) indebtedness which may be issued by the Company in connection with a consolidation or merger of the Company or any Material Subsidiary of the Company with or into any other Person (which may be an Affiliate of the Company or any Material Subsidiary of the Company) in exchange for or otherwise in substitution for secured indebtedness of such Person ("Third Party Debt") which by its terms (i) is secured by a mortgage on all or a portion of the property of such Person, (ii) prohibits secured indebtedness from being incurred by such Person, unless the Third Party Debt shall be secured equally and ratably with such secured indebtedness or (iii) prohibits secured indebtedness from being incurred by such Person;

     (5) indebtedness of any Person which is required to be assumed by the Company in connection with a consolidation or merger of such Person, with respect to which any property of the Company is subjected to a Lien;

     (6) Liens of any kind upon any property acquired, constructed, developed or improved by the Company (whether alone or in association with others) after the date of the initial issuance of the Series F Senior Notes which are created prior to, at the time of, or within 18 months after such acquisition (or in the case of property constructed, developed or improved, after the completion of such construction, development or improvement and commencement of full commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price or cost thereof; provided that in the case of such construction, development or improvement the Liens shall not apply to any property theretofore owned by the Company other than theretofore unimproved real property;

     (7) Liens in favor of the Company, one or more Material Subsidiaries of the Company, one or more wholly-owned Subsidiaries of the Company or any of the foregoing in combination;

     (8) the replacement, extension or renewal (or successive replacements, extensions or renewals), as a whole or in part, of any Lien, or of any agreement, referred to above in clauses (1) through (7) inclusive, or the replacement, extension or renewal (not exceeding the principal amount of indebtedness secured thereby together with any premium, interest, fee or expense payable in connection with any such replacement, extension or renewal) of the indebtedness secured thereby; provided that such replacement, extension or renewal is limited to all or a part of the same property that secured the Lien replaced, extended or renewed (plus improvements thereon or additions or accessions thereto); or

     (9) any other Lien not excepted by the foregoing clauses (1) through (8); provided that immediately after the creation or assumption of such Lien, the aggregate principal amount of indebtedness for borrowed money of the Company secured by all Liens created or assumed under the provisions of this clause (9) shall not exceed an amount equal to 10% of the common shareholders' equity of the Company, as shown on its consolidated balance sheet for the accounting period occurring immediately prior to the creation or assumption of such Lien.

     This Section 110 has been included in this Twenty-second Supplemental Indenture expressly and solely for the benefit of the Series F Senior Notes and shall be subject to covenant defeasance pursuant to Section 402(3) of the Original Indenture.

                                   ARTICLE II
                            MISCELLANEOUS PROVISIONS

     SECTION 201. Recitals by Company. The recitals in this Twenty-second Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Series F Senior Notes and of this Twenty-second Supplemental Indenture as fully and with like effect as if set forth herein in full.

     SECTION 202. Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Twenty-second Supplemental Indenture shall be read, taken and construed as one and the same instrument.

     SECTION 203. Executed in Counterparts. This Twenty-second Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

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

     SECTION 204. Assignment. The Company shall have the right at all times to assign any of its rights or obligations under the Indenture with respect to the Series F Senior Notes to a direct or indirect wholly-owned subsidiary of the Company; provided that, in the event of any such assignment, the Company shall remain primarily liable for the performance of all such obligations. The Indenture may also be assigned by the Company in connection with a transaction described in Article Eight of the Original Indenture.

     IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officer, all as of the day and year first above written.

                                  DOMINION RESOURCES, INC.

                                  By:_____________________________________


                                  Name:  G. Scott Hetzer
                                  Title: Senior Vice President and Treasurer

                                  JPMORGAN CHASE BANK, as Trustee

                                  By:_____________________________________


                                  Name:___________________________________
                                  Title:__________________________________

                                    EXHIBIT A

                                     FORM OF
                         2003 SERIES F 5.25% SENIOR NOTE
                                    DUE 2033

       [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO.] OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO [CEDE & CO.], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [CEDE & CO.], HAS AN INTEREST HEREIN.]**

       [THIS SERIES F SENIOR NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SERIES F SENIOR NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SERIES F SENIOR NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]**

               --------------------------------------------------

                            DOMINION RESOURCES, INC.

               --------------------------------------------------
                                  $___,000,000
                         2003 SERIES F 5.25% SENIOR NOTE
                                    DUE 2033

No. R-                                                     CUSIP No. 257469 AJ 5


       Dominion Resources, Inc., a corporation duly organized and existing under the laws of Virginia (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.], or registered assigns (the "Holder"), the principal sum of _____________________ Dollars ($___________) on
August 1, 2033 and to pay interest thereon from July 24, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on February 1 and August 1 of each year, commencing on February 1, 2004, at the rate of 5.25% per annum, until the principal hereof is paid or made available for payment,

______________
** Insert in Global Securities.

provided that any principal, and any such installment of interest, that is overdue shall bear interest at the rate of 5.25% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Series F Senior Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the close of business on the Business Day preceding such Interest Payment Date; provided, that with respect to Series F Senior Notes that are not represented by one or more Global Securities, the Regular Record Date shall be the close of business on the 15th calendar day (whether or not a Business Day) preceding such Interest Payment Date provided, further, that interest payable at the Stated Maturity of principal will be paid to the Person to whom principal is payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Series F Senior Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Series F Senior Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series F Senior Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

       Payments of interest on the Series F Senior Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series F Senior Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series F Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.

       Payment of the principal of and interest on this Series F Senior Note will be made at the office of the Paying Agent, in the Borough of Manhattan, City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment of interest that is due at the Stated Maturity of any Series F Senior Note being made upon surrender of such Series F Senior Note to such office or agency; provided, however, that at the option of the Company payment of interest, subject to such surrender where applicable, may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

       The Holder of this Series F Senior Note will have the right to require the Company to repurchase all or any portion of this Series F Senior Note on August 1, 2015 (the "Repayment Date") at a purchase price equal to 100% of the principal amount (the "Repayment Price") of this Series F Senior Note or portion thereof tendered by such Holder subject to the further provisions pertaining thereto on the reverse hereof.

       Reference is hereby made to the further provisions of this Series F Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

       Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Series F Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

       IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                                           Dominion Resources, Inc.


                                                 By:____________________________

                                                 Name:
                                                 Title:

                         REVERSE OF SERIES F SENIOR NOTE

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of June 1, 2000, as heretofore supplemented and amended and as further supplemented by a Twenty-second Supplemental Indenture dated as of July 1, 2003 (collectively, as amended or supplemented from time to time, herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof (the "Series F Senior Notes") which is unlimited in aggregate principal amount.

         The Series F Senior Notes are redeemable, in whole or in part, at any time, in the manner and with the effect provided in the Indenture.

         As indicated on the face of this Security, the Company may be required to repurchase this Security at the option of the Holder, in whole or in part, on the Repayment Date and at the Repayment Price so indicated on the face hereof. On or before the Repayment Date, the Company shall deposit with the Trustee money sufficient to pay the applicable Repayment Price on the portion of this Security to be tendered for repayment. On and after such Repayment Date, interest will cease to accrue on this Security or any portion hereof tendered for repayment.

         The repayment option may be exercised by the Holder of this Security for less than the entire principal amount hereof, but in that event, the principal amount hereof remaining outstanding after repayment must be in an authorized denomination. In the event of repurchase of this Security in part only, a new Security or Securities of this series and of like tenor for the unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         In order for this Security to be repaid, the Trustee must receive at least 45 days but not more than 60 days prior to the Repayment Date (i) this Security with the form entitled "Option to Elect Repayment" attached to this Security duly completed or (ii) facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of this Security, the principal amount of this Security, the principal amount of this Security to be repaid, the certificate number or a description of the tenor and the terms of this Security, a statement that the option to elect repayment is being exercised thereby, and a guarantee that this Security to be repaid, together with the duly completed form entitled "Option to Elect Repayment" attached to this Security, will be received by the Trustee not later than the fifth Business Day after the date of such facsimile transmission or letter; however, such facsimile transmission or letter shall only be effective if this Security and duly completed form are received by the Trustee by such fifth Business Day. Such notice, once given, will be irrevocable unless waived by the Company.

         If an Event of Default with respect to Series F Senior Notes shall occur and be continuing, the principal of the Series F Senior Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Series F Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Series F Senior Note and of any Series F Senior Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Series F Senior Note.

         As provided in and subject to the provisions of the Indenture, the Holder of this Series F Senior Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Series F Senior Notes, the Holders of not less than a majority in principal amount of the Series F Senior Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Series F Senior Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Series F Senior Note for the enforcement of any payment of principal hereof or premium, if any, or interest hereon on or after the respective due dates expressed or provided for herein.

         No reference herein to the Indenture and no provision of this Series F Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Series F Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Series F Senior Note is registrable in the Security Register, upon surrender of this Series F Senior Note for registration of transfer at the office or agency of the Company in any place where the principal of, premium, if any, and interest on this Series F Senior Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series F Senior Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Series F Senior Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Series F Senior Notes are exchangeable for a like aggregate principal amount of Series F Senior Notes having the same Stated Maturity and of like tenor of any authorized denominations as requested by the Holder upon surrender of the Series F Senior Note or Series F Senior Notes to be exchanged at the office or agency of the Company.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Series F Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Series F Senior Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Series F Senior Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -                  as tenants in common

TEN ENT -                  as tenants by the entireties

JT TEN - as joint tenants with rights of survivorship and not as tenants in common

UNIF GIFT MIN ACT -        ________________________________ Custodian for
                           (Cust)


                           ________________________________
                           (Minor)

                           Under Uniform Gifts to Minors Act of


                           ________________________________
                           (State)

Additional abbreviations may also be used though not on the above list.

    FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

_______________________________________________________________________________.

     (please insert Social Security or other identifying number of assignee)

_______________________________________________________________________________.

_______________________________________________________________________________.

_______________________________________________________________________________.

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

the within Series F Senior Note and all rights thereunder, hereby irrevocably constituting and appointing

_______________________________________________________________________________.

_______________________________________________________________________________.

_______________________________________________________________________________.


_______________________________________________________________________________.

_______________________________________________________________________________.

_______________________________________________________________________________.

agent to transfer said Series F Senior Note on the books of the Company, with full power of substitution in the premises.

Dated: __________________ __, ____

                                                 _______________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

                            OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably requests and instructs the Company to repay the within Security (or portion thereof specified below) on the Repayment Date pursuant to its terms at the applicable Repayment Price set forth on the face thereof, together with the interest to the Repayment Date, to the undersigned at

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(Please print or typewrite name and address of the undersigned)

     If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof which the Holder elects to have repaid:
______________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Series F Senior Notes to be issued to the Holder for the portion of the within Security not being repaid (in the absence of any such specification, one such Security will be issued for the portion not being repaid): _________________.

Dated: __________________________        _______________________________

     NOTE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.

                                    EXHIBIT B
                          CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                         JPMORGAN CHASE BANK,
                                         as Trustee



                                         By:________________________________
                                            Authorized Officer